UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 30, 2023

Otonomy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36591	26-2590070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Address Not Applicable[1]		92121
(Address of principal executive offices)		(Zip Code)

(619) 323-2200

(Registrant’s telephone number, including area code)

4796 Executive Drive

San Diego, California 92121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OTIC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

[1]

Otonomy, Inc. (the “Company”) terminated its lease agreement for office space. Accordingly, the Company does not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to the Company’s principal executive offices may be directed to the Company’s agent for service of process at Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808, or to the email address set forth in the Company’s proxy materials and/or identified on the Company’s investor relations website.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2023, Otonomy, Inc. (the “Company”) announced that it anticipates that, upon filing of the Company’s definitive proxy statement related to its previously announced plan to dissolve, the Company’s board of directors will appoint a representative of Armanino LLP to serve as the Company’s sole director and that all other directors will resign, such resignations not resulting from any dispute or disagreement related to the Company’s operations, policies or practices.

Item 8.01.	Other Events.

On January 27, 2023, the Company entered into an asset purchase agreement (the “Prevail Agreement”) with Prevail Therapeutics Inc., an affiliate of Eli Lilly and Company (“Prevail”), pursuant to which the Company agreed to sell and assign to Prevail certain patent rights, data, know-how, regulatory filings, inventory and contracts in connection with the Company’s GJB2 gene therapy product, OTO-825. In exchange for assigning these assets to Prevail, Prevail agreed to pay the Company a one-time payment of five million dollars ($5,000,000). Prevail further agreed to assume certain liabilities of the Company related to the transferred assets. The parties agreed that, among other things, filing a Certificate of Dissolution with the Secretary of State of the State of Delaware is a closing condition of the Prevail Agreement. On January 27, 2023, the Company also agreed to terminate its collaboration agreement with Applied Genetic Technologies Corporation (“AGTC”) related to OTO-825 and to acquire AGTC’s rights in certain data, know-how, patent rights and inventory, which will be included in the assets the Company has agreed to assign to Prevail. The termination of the collaboration agreement with AGTC and AGTC’s assignment of certain assets to the Company will become effective immediately prior to the closing of the Prevail Agreement and in consideration for such termination and assignment by AGTC, the Company has agreed to make a one-time payment to AGTC of approximately one million one hundred fifty thousand dollars ($1,150,000) on the closing of the Prevail Agreement.

On January 23, 2023, the Company entered into an asset purchase agreement (the “Spiral Agreement”) with Spiral Therapeutics Inc. (“Spiral”) pursuant to which the Company agreed to sell and assign to Spiral (a) data related to OTO-104 (also known as OTIVIDEX), a sustained-exposure formulation of dexamethasone, (b) patent rights, data and know-how related to OTO-510, an otoprotectant, and (c) data and inventory related to OTO-413, a sustained-exposure formulation of BDNF, and all related rights and causes of action with respect to such assets. In exchange for assigning these assets to Spiral, Spiral agreed to pay the Company a one-time payment of two hundred fifty thousand dollars ($250,000). The parties agreed that stockholder approval of the dissolution of the Company is a closing condition of the Spiral Agreement.

On January 23, 2023, the Company entered into an asset purchase agreement (the “Dompé Agreement”) with Dompé farmaceutici S.p.A. (“Dompé”) pursuant to which the Company agreed to sell and assign to Dompé certain patents and patent applications related to the Company’s OTO-413 program and related rights and any causes of action to enforce such transferred patents. In exchange for assigning these patent rights to Dompé, Dompé agreed to pay the Company a one-time payment of one hundred fifty-six thousand dollars ($156,000). The parties agreed that filing a Certificate of Dissolution with the Secretary of State of the State of Delaware is a closing condition of the Dompé Agreement.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this Current Report on Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “intends,” “expects,” “estimates,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements, including statements related to the Company’s anticipated future board composition, the Prevail Agreement, the Spiral Agreement and the Dompe Agreement, are based upon the Company’s current expectations. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, among other things, the risks and uncertainties related to completion of the Company’s dissolution, on the anticipated terms or at all. More information about the risks and uncertainties faced by the Company is contained in the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2022. The forward-looking statements are based on information available to the Company as of the date hereof. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OTONOMY, INC.

Date: January 30, 2023	By:	/s/ Paul E. Cayer
Paul E. Cayer
President, Secretary, Chief Financial and Business Officer